                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports on Perkins Family Restaurants, L.P., Perkins Finance Corp. and Perkins Management Company, Inc. (and to all references to our Firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

Memphis, Tennessee,
February  , 1998